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                                                                      Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of Variable Annuity Portfolios of our report dated February 2, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to Shareholders of Smith Barney Small Cap Growth Opportunities Portfolio (formerly known as CitiFunds Small Cap Growth VIP Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "Auditors" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2001